Exhibit 10.8

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), dated as of May 27, 2011, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 9 hereof, the “Parties”) and General Electric Capital Corporation, as administrative agent (in such capacity, together with any successor administrative agent, the “Agent”), for the benefit of the Senior Creditors (as defined in Section 7 hereof).  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the First-Lien Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Gundle SLT/Environmental Inc., a Delaware corporation (the “Borrower”), the other entities party thereto designated as “Credit Parties”, the financial institutions party thereto designated as “Lenders,” “L/C Issuers” and “Swingline Lender” and the Agent, have entered into a First-Lien Credit Agreement, dated as of May 27, 2011, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “First-Lien Credit Agreement”);

WHEREAS, pursuant to the Guaranty and Security Agreement, each Party (other than the Borrower) has guaranteed to the Secured Parties the payment when due of all Guaranteed Obligations;

WHEREAS, it is a condition precedent to the extensions of credit under the First-Lien Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in accordance with the requirements of the First-Lien Credit Agreement; and

WHEREAS, each of the Parties desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1.             The Subordinated Debt (as defined in Section 7 hereof) and all payments of principal, interest and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash (other than unasserted contingent indemnification obligations), of all Senior Indebtedness to the extent, and in the manner, set forth herein.  The foregoing shall apply notwithstanding the availability of collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal, foreign, state or local law.  In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest, fees and expenses accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest, fees and expenses is not allowed pursuant to the Bankruptcy Code or other applicable law.

2.             Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash (other than unasserted contingent indemnification obligations):

(a)           Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 7 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 7 hereof).

(b)           In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the First-Lien Credit Agreement, then exists or would result from such payment on the Subordinated Debt, (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the First-Lien Credit Agreement or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of Holdings or any of its Subsidiaries or the proceeds thereof, in whatever form, to any creditor or creditors of Holdings or any of its Subsidiaries or to any holder of indebtedness of Holdings or any of its Subsidiaries or by reason of any liquidation, dissolution or other winding up of Holdings, any of its Subsidiaries or their respective businesses, or of any receivership or custodianship for Holdings or any of its Subsidiaries or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against Holdings or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors.  In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt.  In the event of the occurrence of any event referred to in subclauses (i), (ii), (iii) or (iv) of the second preceding sentence of this clause (b) and until the Senior Indebtedness shall have been fully paid in cash (other than unasserted contingent indemnification obligations) and satisfied and all of the obligations of Holdings or any of its Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt.  Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iv) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt.

(c)           If such Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of Holdings or any of its Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash (other than unasserted contingent indemnification obligations).

(d)           Such Party shall not pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than under the relevant Collateral Documents, the Second Lien Indebtedness Documents or in accordance with the relevant requirements of the First-Lien Credit Agreement to a Credit Party which is a Party hereto) without the prior written consent of the Agent (with the prior written consent of the Required Senior Creditors).

(e)           In any case commenced by or against Holdings or any of its Subsidiaries under the Bankruptcy Code or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against Holdings or any of its Subsidiaries.

(f)            If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by Holdings, the Borrower, any other Credit Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Holdings, the Borrower, any other Credit Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(g)           Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors (or their representatives) in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

(h)           Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3.             Each Party hereby covenants that such Party will not lend, hold or permit to exist any Intercompany Debt owed by it or to it (in accordance with the definition thereof contained herein) unless each obligee or obligor, as the case may be, with respect to such Intercompany Debt is (or concurrently with such extension becomes) a Party to this Agreement.

4.             Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt.  To the extent that Holdings or any of its Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

5.             Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

6.             In addition to the foregoing agreements, each Party hereby acknowledges and agrees that, with respect to all Intercompany Debt (whether or not same constitutes Subordinated Debt), that (x) such Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by Holdings or any of its Subsidiaries pursuant to any Collateral Document and (y) with respect to all Intercompany Debt so pledged, the Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Collateral Documents.  Furthermore, with respect to all Intercompany Debt at any time owed to Holdings or any of its Subsidiaries which is a Credit Party, and notwithstanding anything to the contrary contained in the terms of such Intercompany Debt, each obligor (including any guarantor) and obligee with respect to such Intercompany Debt hereby agrees, for the benefit of the holders from time to time of the Senior Indebtedness, that the Agent may at any time, and from time to time, acting on its own or at the request of the Required Senior Creditors, accelerate the maturity of such Intercompany Debt if (x) any obligor (including any guarantor) of such Intercompany Debt is subject to any Bankruptcy Proceeding or (y) any Event of Default under the First-Lien Credit Agreement shall have occurred and be continuing.  Any such acceleration of the maturity of any Intercompany Debt shall be made by written notice by the Agent to the obligor on the respective Intercompany Debt; provided that no such notice shall be required (and the acceleration shall automatically occur) either upon the occurrence of a Bankruptcy Proceeding with respect to the respective obligor (or any guarantor) of the respective Intercompany Debt or upon (or following) any acceleration of the maturity of any Loans pursuant to the First-Lien Credit Agreement.

7.             Definitions.  As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of Holdings or any of its Subsidiaries to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against Holdings or any of its Subsidiaries, or the taking of any other enforcement action against any asset or Property of Holdings or its Subsidiaries.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereinafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

“Required Senior Creditors” shall mean the Required Lenders (or, to the extent required by Section 9.1 of the First-Lien Credit Agreement, each of the Lenders).

“Senior Creditors” shall mean the Secured Parties from time to time.

“Senior Indebtedness” shall mean all Obligations (including, without limitation, (x) all interest, fees and expenses accruing after the filing of a petition in bankruptcy or any other act which constitutes a Default or Event of Default pursuant to Section 7.1(f) and (g) of the First-Lien Credit Agreement at the stated contract rate, regardless of whether allowed or allowable in the respective bankruptcy or other preceding, and (y) all Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), whether now existing or hereafter incurred.

“Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of, all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor and intercompany payables not evidenced by a note) at any time outstanding; provided that the term “Subordinated Debt” shall not include any Intercompany Debt which is (1) owed by any Person to the Borrower, (2) owed by any Person that is not a Credit Party to any other

Person or (3) owed by any Credit Party (other than the Borrower) to any other Credit Party.

8.             Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

9.             It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the First-Lien Credit Agreement shall become a Party hereunder by executing a counterpart hereof (or a joinder agreement in form and substance satisfactory to the Agent) and delivering same to the Agent.

10.           No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11.           Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

12.           Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the First-Lien Credit Agreement.

13.           In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

14.           No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

15.           This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.           No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors only if executed and delivered by the Agent (with the written consent of the Required Senior Creditors at such time).

17.           In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

18.          (a)  THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

(b)           Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the County of New York, Borough of Manhattan, or of the United States of America sitting in the County of New York, Borough of Manhattan and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the this Agreement.  The parties hereto hereby irrevocably waives any claim that any such court lacks personal jurisdiction over such Party, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Party.  Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth opposite is signature below, such service to become effective 30 days after such mailing.  Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Senior Creditors to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against each Credit Party in any other jurisdiction.

(c)  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE.

(d)  EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

19.           This Agreement shall bind and inure to the benefit of the Agent, the other Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GEO HOLDINGS CORP.

By:	/s/ Charles Lowry
Name: Charles Lowry
Title: Vice President, and Chief Financial Officer

GUNDLE/SLT ENVIRONMENTAL, INC.

By:	/s/ Charles Lowry
Name: Charles Lowry
Title: Vice President, and Chief Financial Officer

GSE LINING TECHNOLOGY, LLC

By:	/s/ Charles Lowry
Name: Charles Lowry
Title: Vice President, and Chief Financial Officer

GSE INTERNATIONAL, INC.

By:	/s/ Charles Lowry
Name: Charles Lowry
Title: Vice President, and Chief Financial Officer

[SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT]

GSE LINING TECHNOLOGY CO. - EGYPT S.A.E.

By:	/s/ Lindsey Gregg Taylor
Name: Lindsey Gregg Taylor
Title: Vice Chairman

HYMA/GSE LINING TECHNOLOGY CO. S.A.E.

By:	/s/ Mohamed A. Ayoub
Name: Dr. Mohamed A. Ayoub
Title: Vice President, and Managing Director

GSE UK LTD

By:	/s/ Brian Richards
Name: Brian Richards
Title: Director

GSE LINING TECHNOLOGY CO. LTD

By:	/s/ James T. Steinke
Name: James T. Steinke
Title: Regional Business Director

GSE AUSTRALIA PTY LTD

By:	/s/ James T. Steinke
Name: James T. Steinke
Title: Regional Business Director

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Richard B. Davidson
Name: Richard B. Davidson
Title: Duly Authorized Signatory

By:
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